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                             WARRANT PURCHASE AGREEMENT


     Randall S. Fojtasek (hereinafter "Executive"), D and W Holdings, Inc. (the "Company"), Ardshiel, Inc. ("Ardshiel"), GE Investment Management Incorporated ("GEIM") and GE Investment Private Placement Partners II, a Limited Partnership ("GEIPPII") hereby enter into this Agreement (hereinafter the "Agreement") on June __, 1999. In exchange for the consideration listed below, Executive promises to comply fully with the terms of this Agreement. In exchange for Executive's promise, the Company agrees to provide Executive with the consideration listed below.

     1. PURCHASE OF WARRANTS. The Executive hereby conveys to the Company, free and clear of all options, liens, claims, restrictions and encumbrances (collectively, "Liens"), all of his right, title and interest in (i) the Warrant (the "Executive Warrant"), dated as of October 2, 1998, to purchase 4,735,369 shares of common stock, par value $.01 per share, of the Company (the "Common Stock") and (ii) the Warrant (the "Exchange Warrant"), dated as of October 2, 1998, to purchase 1,000,000 shares of the Common Stock, for an aggregate purchase price (the "Purchase Price") equal to $3,802,808.79. The Executive acknowledges that receipt by the Executive of the Purchase Price hereunder is in full satisfaction of the Executive's rights under the Executive Warrant and the Exchange Warrant.

     2. REPRESENTATIONS AND WARRANTIES OF THE EXECUTIVE. The Executive represents and warrants to each of the other parties hereto that (a) the Executive has the

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requisite authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby; (b) the Executive has good, valid and marketable title to the Executive Warrant and the Exchange Warrant and the Executive Warrant and the Exchange Warrant are owned by the Executive free and clear of any and all Liens; and (c) upon delivery to the Company of the Executive Warrant and the Exchange Warrant and accompanying instruments of transfer against payment therefor, as set forth herein, the Company will acquire good, valid and marketable title to the Executive Warrant and Exchange Warrant, free and clear of any and all Liens.

     3. AGREEMENT AND RELEASE. The parties hereto agree that the provisions of Section 11 and the last sentence of the section entitled "End of Employment Payment" in Attachment A of that certain Agreement and Release (the "Agreement and Release") dated as of April __, 1999, by and among the Executive, the Company, Ardsheil, GEIM and GEIPPPII are hereby terminated and of no further force and effect; PROVIDED, HOWEVER, that all other provisions of the Agreement and Release shall continue to be in full force and effect.

     4. STOCKHOLDERS AGREEMENT. The Executive hereby acknowledges that all rights of the Executive under that certain Stockholders Agreement dated as of October 2, 1998 by and among the Company and the stockholders of the Company signatory thereto are terminated.

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     5.   COMPANY REPRESENTATIONS.  The Company represents and warrants that, as of the date hereof, it (i) is not a party to any confidentiality agreement relating to the sale of the Company, (ii) has not engaged any financial advisor in connection with the sale of the Company, and (iii) has no outstanding written offers to purchase the Company from third parties.

     6. ACKNOWLEDGMENT. The Executive acknowledges that he has received any and all information from the Company or other sources necessary to make the decision to sell the Executive Warrant and the Exchange Warrant to the Company and has consulted counsel to the extent the Executive deems necessary.

     7. WAIVER. The waiver by any party of a breach of any provision herein shall not operate or be construed as a waiver of any subsequent breach by any party.

     8. SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of Executive, his heirs, beneficiaries, successors and assigns, and the Company, Ardshiel, GEIM, GEIPPII and their respective successors, employees, officers, directors, agents and representatives in their capacity as such.

     9. COMPLETE AGREEMENT. This Agreement and the Agreement and Release sets forth the entire agreement between Executive, the Company, Ardshiel, GEIM and GEIPPII and may not be modified, altered, changed or terminated except upon the express prior written consent of Executive, the Company, Ardshiel, GEIM and GEIPPII.

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     10.  GOVERNING LAW.  The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Texas, without giving effect to its conflict of law rules.

     11. MISCELLANEOUS. (a) Whenever the terms "hereof", "hereby", "herein", or words of similar import are used in this Agreement they shall be construed as referring to this Agreement in its entirety rather than to a particular section or provision, unless the context specifically indicates to the contrary. Any reference to a particular "paragraph" or "section" shall be construed as referring to the indicated paragraph or section of this Agreement unless the context specifically indicates to the contrary. The use of the term "including" herein shall be construed as meaning "including without limitation."

     12. HEADINGS. The headings herein contained are for reference only and shall not affect the meaning or interpretation of any provision of this Agreement.

     13. NOTICES. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as provided in the Agreement and Release.

     14. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

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        IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement as of the day and year first above written.

______________________________          _____________________________
Randall S. Fojtasek
                                        Name: _______________________
                                        Title: ______________________
                                        For D and W Holdings, Inc.

                                        _____________________________

                                        Name: _______________________
                                        Title: ______________________
                                        For Ardshiel, Inc.

                                        _____________________________

                                        Name: _______________________
                                        Title: ______________________
                                        For GE Investment Management
                                        Incorporated

                                        _____________________________

                                        Name: _______________________
                                        Title: ______________________
                                        For GE Investment Private
                                        Placement Partners II, a
                                        Limited Partnership

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